UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2013

Levy Acquisition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-36197 (Commission File Number)	46-3340980 (I.R.S. Employer Identification Number)

444 North Michigan Avenue, Suite 3500 Chicago, IL (Address of principal executive offices)	60611 (Zip code)

(312)-267-4190
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry Into a Material Definitive Agreement

On November 24, 2013, Levy Acquisition Corp. (the “Company”), entered into an Amended and Restated Promissory Note, which amends and restates in its entirety that certain Promissory Note (the “Original Note”) issued on August 5, 2013 by the Company to Levy Acquisition Sponsor, LLC (the “Sponsor”). The Amended and Restated Promissory Note increases the aggregate principal amount of the Original Note to $255,000.

The foregoing summary of the Amended and Restated Promissory Note does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Promissory Note, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 8.01. Other Events.

On November 19, 2013, the Company consummated an initial public offering (the “Offering”) of 15,000,000 units (the “Units”). Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and one-half of one warrant (“Warrant”). Each whole Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds, before expenses, of $150,000,000.

Simultaneously with the consummation of the Offering, the Company consummated the private sale of an aggregate of 4,750,000 warrants (the “Private Placement Warrants”), each exercisable to purchase one share of Common Stock for a price of $11.50 per share, to the Sponsor, at a price of $1.00 per Private Placement Warrant, generating gross proceeds, before expenses, of $4,750,000 (the “Private Placement”). The Private Placement Warrants are identical to the Warrants included in the Units sold in the Offering, except that the Private Placement Warrants (i) will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees, and (ii) may not be transferred, assigned or sold, except to certain permitted transferees, until 30 days after the Company completes its initial business combination. Immediately after the closing of the Private Placement, the Sponsor transferred 15,000 Private Placement Warrants at no charge to each of Howard B. Bernick, Craig J. Duchossois, Greg Flynn and Marc S. Simon (the Company’s independent directors) and 30,000 Private Placement Warrants at no charge to Michael R. Wallach (the Company’s Vice President of Acquisitions).

Approximately $150,000,000 of the proceeds from the Offering and the Private Placement were placed in a trust account at JP Morgan Chase Bank, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal of interest to pay income taxes and franchise taxes, none of the funds held in the trust account will be released until the earlier of the completion of the Company’s initial business combination or the redemption of 100% of the Common Stock issued by the Company in the Offering if the Company is unable to consummate an initial business combination within 21 months from the closing of the Offering, or 24 months from the closing of the Offering if the Company has executed a letter of intent, agreement in principle or definitive agreement for an initial business combination within 21 months from the closing of the Offering.

An audited financial statement as of November 19, 2013 reflecting receipt of the proceeds received by the Company in connection with the closing of the Offering and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K. The Company is also including as an exhibit to this Current Report on Form 8-K an executed copy of the Private Placement Warrants Assignment Agreement by and between the Sponsor and Michael R. Wallach.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit

10.1	Amended and Restated Promissory Note, dated November 24, 2013.

10.2	Private Placement Warrants Assignment Agreement, dated November 19, 2013, by and between Levy Acquisition Sponsor, LLC and Michael R. Wallach.

99.1	Audited Financial Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 25, 2013

Levy Acquisition Corp.

By:	/s/ Ari B. Levy
Name: Ari B. Levy
Title: President and Chief Investment Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit

10.1	Amended and Restated Promissory Note, dated November 24, 2013.

10.2	Private Placement Warrants Assignment Agreement, dated November 19, 2013, by and between Levy Acquisition Sponsor, LLC and Michael R. Wallach.

99.1	Audited Financial Statement.